UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

Zalatoris Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-41143	86-1837862
(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 5801

New York, New York 10005

Registrant’s telephone number, including area code (917) 675-3106

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable Public Warrant	TCOA-UN	New York Stock Exchange
Class A Common Stock, $0.0001 par value per share	TCOA	New York Stock Exchange
Public Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	TCOA-WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Copies of the Audit, Compensation and Nominating and Corporate Governance Committee Charters, the Corporate Governance Guidelines and the Code of Business Conduct and Ethics (collectively, the “Committees’ Governing Documents”) of Zalatoris Acquisition Corp., a Delaware corporation (the “Company”), are filed hereto as Exhibits 99.1-99.5.

The Board of Directors of the Company previously ratified and adopted the Committees’ Governing Documents and made copies available on the Company’s website, which are being publicly filed due to the website being temporarily disabled.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
99.1	Audit Committee Charter effective as of December 9, 2021
99.2	Compensation Committee Charter effective as of December 9, 2021
99.3	Nominating and Corporate Governance Committee Charter effective as of December 9, 2021
99.4	Corporate Governance Guidelines effective as of December 9, 2021
99.5	Code of Business Conduct and Ethics effective as of December 9, 2021
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALATORIS ACQUISITION CORP.

Date: January 9, 2024	By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	Chief Executive Officer

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